Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Long-Term Incentive Plan of Transocean Ltd. of our reports dated February 24, 2009, with respect to the consolidated financial statements and schedule of Transocean Ltd. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Transocean Ltd. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

November 23, 2009